Exhibit 99


July 18, 1994


Kansas City Southern Industries, Inc.
114 West 11th Street
Kansas City, Missouri  64105

                      LETTER OF INTENT

Gentlemen:

      This letter of intent ("Letter of Intent") confirms the understanding between Kansas City Southern Industries, Inc. ("KCSI") and Illinois Central Corporation ("Illinois Central") with regard to the proposed acquisition by Illinois Central of KCSI, except for businesses, assets and operations that are not within the businesses, operations, and assets of the Transportation Services Division ("Transportation Services Division") of KCSI and certain other non-transportation assets of KCSI. The proposed acquisition is referred to herein as the "Transaction".

      The terms of the understanding are as follows:

      1. The structure of the Transaction will consist of the merger of KCSI with and into Illinois Central (the "Merger") immediately following the distribution in the form of a spin-off dividend to the common shareholders of KCSI of all of KCSI's equity interest in the businesses constituting the financial services and information processing operations and certain non-transportation assets of KCSI (including KCSI's interests in the Mulberry Western Property, the 10 Central Garage investment and non-transportation assets of Southern Leasing Corporation). Immediately prior to consummation of the Merger, Illinois Central shall deliver the shares of the Illinois Central Railroad to a trustee to be held pursuant to the terms of a voting trust agreement, thereby enabling Illinois Central to acquire direct ownership and control of Kansas City Southern Railway Company ("KCSR").

      2. The aggregate consideration for the Transaction shall consist of (a) .4883 of a share of common stock of Illinois Central, par value $.001 per share ("Illinois Central Common Stock"), for each currently outstanding share of common stock of KCSI, $.01 par value per share ("KCSI Common Stock"),
(b) an amount of cash equal to the aggregate par value of the outstanding shares of preferred stock of KCSI, $25 dollar par value, and (c) the assumption of up to $929 million of indebtedness of the Transportation Services Division (including approximately $140 million of indebtedness that could be incurred by KCSI for the purposes set forth in the letters dated June 24, 1994 and June 29, 1994 from Illinois Central to the Board of Directors of KCSI (the "Bid Letters"). Illinois Central and KCSI shall in good faith consider the advisability of a purchase price adjustment based upon changes in the net worth of the Transportation Services Division or similar changes. Standard representations and warranties with respect to KCSI and KCSR shall survive the Merger and the entity to be spun-off by KCSI as contemplated by paragraph 1 shall remain liable for such representations and warranties, the exact nature and extent of such representations and warranties to be negotiated as contemplated by paragraph 3.

      3. Each of Illinois Central and KCSI agrees to use its reasonable best efforts in good faith and on an exclusive basis to prepare, negotiate and execute definitive agreements and documents with respect to the Transaction. Subject to the provisions of paragraph 11, the terms, conditions and assumptions set forth in the Letter of Intent and the Bid Letters shall provide the basis upon which Illinois Central and KCSI shall negotiate with each other as contemplated by this paragraph 3.

      4. Except as required by applicable law, all information obtained by Illinois Central or KCSI or their respective affiliates, directors, officers, employees, agents and representatives shall be kept confidential to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated March 7, 1994, between the parties.

      5. Illinois Central and KCSI shall mutually agree on the form and content of any public announcement which shall be made concerning this Letter of Intent or the Transaction and neither Illinois Central nor KCSI shall make any such public announcement without the consent of the other, which consent shall not be unreasonably withheld, provided that (a) Illinois Central and KCSI agree to publicly announce the execution of this Letter of Intent by releasing the joint press release attached hereto as Annex A and (b) nothing herein shall prohibit Illinois Central or KCSI from making any public announcement or other disclosure required by law or the policy of any exchange on which such party's securities are listed, provided that each party agrees to use its reasonable efforts to consult with the other before making any such public announcement or other disclosure.
      6. KCSI agrees that during the term of this Letter of Intent neither it nor any of its subsidiaries nor any of its officers and directors or the officers and directors of its subsidiaries shall, and it shall direct and use its best efforts to cause its representatives (including without limitation any investment banker, attorney or accountant retained by it) not to, initiate, solicit or waive standstill or similar provisions or encourage, directly or indirectly (including by way furnishing non-public information), or take any action to facilitate any inquiries or the making or implementation of any proposal or offer with respect to a merger, acquisition, consolidation or similar transaction involving KCSI, or any purchase of the assets or equity securities of KCSI (excluding its interest in Investors Fiduciary Trust Company and Argus Health Systems, Inc.) representing, in the aggregate, consideration of more than $200 million for all such purchases (any such proposal or offer being referred to herein as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with or otherwise cooperate with any person relating to an Acquisition Proposal, provided that the Board of Directors of KCSI may furnish or cause to be furnished information and may participate in such discussions and negotiations through its representatives if the Board of Directors, after consultation with and based upon the advise of independent counsel (who may be its regularly engaged counsel) determines in good faith that such action is necessary for its Board of Directors to comply with its fiduciary duties to the KCSI stockholders under applicable state law provided, further that the Board shall not take any of the foregoing actions or the actions set forth in the last sentence of this paragraph 6 until after reasonable notice to and consultation with Illinois Central with respect to such action and that such Board of Directors shall continue to consult with Illinois Central after taking such action and, in addition, if the Board of Directors receives an Acquisition Proposal, then KCSI shall promptly inform Illinois Central of the material terms of such proposal and the identity of the person making it and whether the negotiations with respect to such Acquisition Proposal have commenced or been authorized. KCSI shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Nothing contained in this paragraph 6 shall prohibit KCSI from taking and disclosing a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and making such disclosures to its stockholders which, in the reasonable judgment of its Board of Directors, is required under applicable law.

      7. This Letter of Intent may be terminated and the Transaction may be terminated:
            (a)   at any time by written agreement of Illinois
Central and KCSI:

            (b) at the option of either Illinois Central or KCSI on or after ninety days after the date of this Letter of Intent, if by such date the parties hereto shall not have executed definitive agreements providing for the Merger and the other documentation which is necessary to effectuate the parties' understandings set forth herein; or

            (c) at the option of Illinois Central at any time (i) if KCSI shall have breached the terms of paragraph 6,
(ii) if KCSI shall have commenced or authorized negotiations with respect to any Acquisition Proposal or recommended an Acquisition Proposal or (iii) upon the acquisition by a person or entity, or any group (as defined in the Exchange Act) of beneficial ownership of 15% or more of the KCSI Common Stock whether by tender offer or exchange offer or otherwise.

            (d)   at the option of KCSI if, following a
proposal or offer representing an Acquisition Proposal, the Board of Directors, after consultation with and based upon the advise of independent counsel (who may be its regularly engaged counsel), determines in good faith that such action is necessary for the Board of Directors to comply with its fiduciary duties to the KCSI stockholders under applicable state law.

            (e)   at the option of Illinois Central if,
following any proposal or offer with respect to merger, acquisition, consolidation or similar transaction involving, or any purchase of, more than 15% of the assets or equity securities of Illinois Central, the Board of Directors after consultation with and based upon the advise of independent counsel (who may be its regularly engaged counsel), determines in good faith that such action is necessary for the Board of Directors to comply with its fiduciary duties to the Illinois Central stockholders under applicable state law.

            8.    Whether or not the parties enter into
definitive agreements with respect to the Transaction, the parties hereto shall be responsible for all of their own expenses incurred by them with respect to the investigation and negotiation of this Letter of Intent and the Transaction. KCSI represents that it has taken all action necessary so that the provisions of Section 203 of the Delaware General Corporation Law will not apply to this Letter of Intent or the Transaction.

            9. Notwithstanding any other provisions of this Letter of Intent, KCSI agrees that if this Letter of Intent shall be terminated by (a) either Illinois Central or KCSI pursuant to paragraph 7(b) and within one year after the date of such termination a Business Combination (as defined below) shall have been consummated or KCSI shall have entered into a definitive agreement providing for a Business Combination, (b) by Illinois Central pursuant to paragraph 7(c) or (c) by KCSI pursuant to paragraph 7(d), upon such termination, or in the case of (a) upon the consummation of such Business Combination or execution of such definitive agreement, KCSI shall pay to Illinois Central a termination fee of $25,000,000. For purposes of this paragraph 9, the term "Business Combination" shall mean (x) a merger, consolidation, share exchange, business combination or similar transaction involving KCSI or the KCSR, (y) a sale, lease, exchange, transfer or other disposition of 15% or more of the assets of KCSI and its subsidiaries taken as a whole, in a single transaction or series of transactions (other than a spin-off dividend to the common stockholders of KCSI of all of KCSI's equity interest in the businesses constituting the financial services and information processing operations), or (z) the acquisition by a person (excluding the KCSI Employee Stock Ownership Plan) or entity or any group (as defined in the Exchange Act) of beneficial ownership of 15% or more of the KCSI Common Stock whether by tender offer or exchange offer or otherwise provided that a Business Combination shall not include any transaction or series of transactions in which the consideration amounts to less than $200 million or any disposition by KCSI of its interest in Investors Fiduciary Trust Company or Argus Health Systems, Inc. Any payments required to be made pursuant to this paragraph 9 shall be made as promptly as practicable but not later than five business days after the event giving rise to a termination fee. The termination fee provisions as contemplated by the marked-up merger agreement delivered by Illinois Central with the June 24, 1994 Bid Letter shall in substance be incorporated in any definitive agreement between Illinois Central and KCSI providing for the Merger, including a termination fee of $50,000,000. In no event shall the amount payable under this paragraph 9 exceed $25,000,000 or be payable if Illinois Central terminates this Letter of Intent pursuant to paragraph 7(c).

            10. This Letter of Intent and the agreements governing the Transaction shall be governed by and construed in accordance with the laws of the State of Delaware without regard to conflicts of laws principles thereof.

            11. It is understood that this Letter of Intent merely constitutes a statement of the mutual intentions of Illinois Central and KCSI with respect to the Transaction, does not contain all matters upon which agreement must be reached in order for the Transaction to be consummated and therefore does not constitute a binding commitment, nor an offer by either party to enter into a binding commitment, with respect to the Transaction itself. A binding commitment with respect to the Transaction shall result only from the execution of definitive agreements and related documents, subject to the conditions expressed therein. Notwithstanding the two preceding sentences of this paragraph 11, the provisions of paragraphs 3 through 10 are agreed to be fully binding on each of Illinois Central and KCSI upon the execution of this Letter of Intent, and the provisions of paragraphs 4, 5, 8, 9 and 10 shall survive the termination of this Letter of Intent unless and until they are superseded by the definitive agreements for the Transaction. This Letter of Intent may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            If the foregoing correctly sets forth your understanding with respect to the Transaction, please indicate by executing a copy of this Letter of Intent as provided below and returning the same to the undersigned.

                        ILLINOIS CENTRAL CORPORATION

            By:
                  Chairman of the Board

            By:
                  President and Chief Executive Officer

Accepted and agreed to
this 18th day of July, 1994

KANSAS CITY SOUTHERN INDUSTRIES, INC.

By:
      President and Chief Executive Officer